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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

The following table shows name and place of incorporation of each subsidiary of the Company as of March 30, 2001. All subsidiaries do business in their respective corporate names.

NAME                                               PLACE OF INCORPORATION
---------------------------                        ----------------------
HealthAxis Acquisition Corp.                       Pennsylvania

HealthAxis.com, Inc.                               Pennsylvania